Exhibit 16.2

Accountants and Business Advisors	Grant Thornton
July 10, 2006
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Global Employment Holdings, Inc.
Amendment No. 2 to Registration Statement on Form S-1
Registration No. 333-133666
Dear Sir or Madam:
We have read the caption “Changes in and disagreements with accountants on accounting and financial disclosure” in Amendment No. 2 to Registration Statement on Form S-1 of Global Employment Holdings, Inc. dated July 10, 2006, and agree with the statements concerning our Firm contained therein.
We have no basis on which to agree or disagree with management’s statements with respect to their remediation actions related to the material weakness disclosed therein.
Very truly yours,
/s/ Grant Thornton LLP
707 Seventeenth Street, Suite 3200
Denver, Colorado 80202
T 303.813.4000
F 303.839.5711 Audit
F 303.839.5701 Tax
W www.grantthornton.com
Grant Thornton LLP
US Member of Grant Thornton International